Exhibit 5.1

LexTransact Law Professional Corporation 3601 Highway #7 East, Suite#400 Markham, Ontario L3R 0M3 T: 647-609 3845 F: 289-201-1101 Email: ffan@lextransact.com

April 8, 2022

Visionary Education Technology Holdings Group Inc.

200 Town Centre Blvd

Suite 408

Markham, ON L3R 8G5

To whom it may concern:

RE:	Visionary Education Technology Holdings Group Inc. Registration Statement on Form F-1

We are acting as Canadian counsel to Visionary Education Technology Holdings Group Inc. (“VEDU”), a corporation incorporated under the Business Corporations Act (Ontario), in connection with the registration pursuant to a registration statement, as amended to date (the “Registration Statement”), filed by VEDU with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the initial public offering of the number of common shares of VEDU as specified in the Registration Statement (together with any additional common shares of VEDU that may be offered by VEDU pursuant to Rule 462(b) under the Securities Act (the “Shares”). This opinion letter is being delivered in connection with the Registration Statement, to which it appears as an exhibit.

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among VEDU and the underwriters (the “Underwriting Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and the Underwriting Agreement and, for purposes of this opinion, have also examined and relied as to matters of fact upon such records and proceedings of VEDU, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of VEDU and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents. In addition, we have assumed that all representations made by VEDU as to matters of fact in the documents that we reviewed were and are accurate.

Our opinion is given to you as of the effective date of the Registration Statement as determined by the SEC and we disclaim any obligation to advise you of any change after such date in or affecting any matter set forth herein.

The opinion hereinafter expressed is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof.

Based and relying upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the filing of the Registration Statement with the SEC and may not be relied upon by you for any other purpose without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to VEDU, the Registration Statement or the Shares. Whenever our opinion refers to securities of VEDU, whether issued or to be issued, as being “fully paid”, no opinion is expressed as to the adequacy of any consideration received by VEDU therefor.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any subsequent registration statement on Form F-1 filed by VEDU pursuant to Rule 462(b) of the Securities Act with respect to the Shares and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours very truly,

/s/ Lin (Francis) Fan

Lin (Francis) Fan

LexTransact Law Professional Corporation